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EXHIBIT 99.1
                       SUBSCRIPTION AGREEMENT

Zeolite Mining Corporation
2272 West Seventh Avenue
Suite 318
Vancouver, British Columbia
Canada V6K 1Y2

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of Zeolite Mining Corpration (the "Company") at a price of $0.10 per Share (the "Subscription Price")

     Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     Purchaser further confirms that Sergei Stetsenko solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr.
Stetsenko.

     MAKE CHECK PAYABLE TO: Zeolite Mining Corpration

     Executed this _____ day of ________________, _______, at
_____________________ (Street Address), ___________________ (City),
_________________ (State) ________ (Zip/Postal Code).

                              ___________________________________
                              Signature of Purchaser

                              ___________________________________
                              Printed Name of Purchaser

                              ___________________________________
                              Social Security Number/
                              Tax I.D.
Number of Shares Purchased              Total Subscription Price
__________________________              ________________________

Form of Payment:    Cash   ____________     Check# ___________
                    Other  ____________

     ACCEPTED THIS _____ DAY OF ________________, _______.

                              Zeolite Mining Corporation

                              BY:  _________________________________
                              Title: _______________________________